COMBINED FINANCIAL STATEMENTS OF:

MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC

IOC-CARUTHERSVILLE, LLC

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

AND THE YEAR ENDED DECEMBER 31, 2018

COMBINED FINANCIAL STATEMENTS OF:

MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC

IOC-CARUTHERSVILLE, LLC

CONTENTS            PAGE

Report of Independent Auditors1

Combined Financial Statements

   Combined Balance Sheets2

   Combined Statements of Operations3

   Combined Statements of Changes in Net Parent Investment 4

   Combined Statements of Cash Flows5

 Notes to Combined Financial Statements6

Report of Independent Auditors

To the Board of Directors

Eldorado Resorts, Inc.

We have audited the accompanying combined financial statements of Mountaineer Park, Inc., IOC-Cape Girardeau, LLC, and IOC-Caruthersville, LLC, which comprise the combined balance sheets as of September 30, 2019 and December 31, 2018, the related combined statements of operations, changes in net parent investment and cash flows for the nine-month period ended September 30, 2019 and the year ended December 31, 2018, and the related notes  to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Mountaineer Park, Inc., IOC-Cape Girardeau, LLC, and IOC-Caruthersville, LLC at September 30, 2019 and December 31, 2018, and the combined results of their operations and their cash flows for the nine-month period ended September 30, 2019 and year ended December 31, 2018 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Las Vegas, Nevada

January 31, 2020

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

1. Organization and Basis of Presentation

The accompanying combined financial statements include the accounts and transactions of the combined companies of Mountaineer Park, Inc. (“MPI”), IOC-Cape Girardeau, LLC (“Cape Girardeau”) and IOC-Caruthersville, LLC (“Caruthersville”),  collectively the Companies, all of which are under common control of Eldorado Resorts, Inc. (“Parent” or “ERI”). The combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The results for the period reflect all adjustments, which are of a normal recurring nature, that management considers necessary for a fair presentation of operating results.

All intercompany transactions and accounts within the Companies’ combined businesses have been eliminated in the presentation of the combined financial statements. The accompanying combined financial statements have been prepared from separate records maintained by ERI and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Companies had been operated as an entity unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 8, “Related-Party Transactions.”

MPI is a West Virginia corporation,  and owns and operates Mountaineer Race Track and Resort in New Cumberland, West Virginia.  MPI operates a 357-room hotel, casino and a  live thoroughbred horse racing facility that includes 1,486 slot machines, 36 table games and a ten-table poker room.  MPI is wholly-owned by ERI.

Cape Girardeau is a single member limited liability company,  and owns and operates the Isle Casino Cape Girardeau in Cape Girardeau, Missouri.    Cape Girardeau operates a dockside casino and pavilion and entertainment center that includes 863 slot machines, 20 table games and four poker tables.  Cape Girardeau is wholly-owned by ERI.

Caruthersville is a single member limited liability company, and owns and operates the Lady Luck Casino Caruthersville in Caruthersville, Missouri.   Caruthersville operates a riverboat casino that includes 507 slot machines and nine poker tables.  Caruthersville is wholly-owned by ERI.

On June 17, 2019, ERI entered into definitive agreements to sell the real property relating to MPI, Cape Girardeau, and Caruthersville to VICI Properties, Inc. (“VICI”) for approximately $278 million and, immediately following the consummation of the sale such real property, sell all of the outstanding equity interests of Mountaineer Park, Inc., IOC-Caruthersville, LLC and IOC-Cape Girardeau, LLC to Century Casinos, Inc. for approximately $107 million, subject to a customary working capital adjustment.  The transactions  were completed on December 6, 2019.

2.  Summary of Significant Accounting Policies

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Cash and Cash Equivalents—The Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents includes cash maintained for gaming operations.

Restricted Cash—The Companies classify cash which is either statutorily or contractually restricted as to withdrawal or usage as restricted cash based on the duration of the underlying restriction. Restricted cash includes amounts in escrow related to state gaming licensing requirements.

Inventories—Inventories are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value. Inventory consists primarily of uniforms, food and beverage and retail merchandise.

Property and Equipment—Property and equipment are stated at cost or fair value if acquired in a business combination. Depreciation is computed using the straight-line method over the estimated useful life of the asset or the term of the lease, whichever is less. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are included in operating income.

Depreciation is computed using the straight-line method over the following estimated useful lives of the assets:

The Companies evaluate their property and equipment and other long-lived assets to be held and used for impairment whenever indicators of impairment exist. The Companies compare the estimated future cash flows of the asset, on an undiscounted basis, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment charge is recorded. All recognized impairment losses are recorded as operating expenses.  No impairment was recorded for the nine months ended September 30, 2019 and for the year ended December 31, 2018.

Goodwill and Other Intangible Assets  - Goodwill represents the excess of purchase price over the fair market value of net assets acquired in business combinations. Goodwill and indefinite-lived intangible assets must be reviewed for impairment at least annually and between annual test dates in certain circumstances. No impairments were indicated as a result of the annual impairment review for goodwill and indefinite-lived intangible assets in 2019 and 2018.

Indefinite‑lived intangible assets consist primarily of expenditures associated with obtaining racing and gaming licenses. Indefinite‑lived intangible assets are not subject to amortization but are subject to an annual impairment test. If the carrying amount of an indefinite‑lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess amount.

Finite-lived intangible assets consist of trade names and player loyalty programs acquired in business combinations. Amortization is completed using the straight-line method over the estimated useful life of

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

the asset. The Companies evaluate for impairment whenever indicators of impairment exist. When indicators are noted, the Companies then compare estimated future cash flows, undiscounted, to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is recorded. For the years ended December 31, 2019 and 2018, no impairment charges were recorded.

Outstanding Chip Liability—The Companies recognize the impact on gaming revenues on an annual basis an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by measuring the difference between the total value of chips placed in service less the value of chips in the inventory of chips under the Companies’ control. This measurement is performed on an annual basis utilizing a methodology in which a consistent formula is applied to estimate the percentage value of chips not in custody that are not expected to be redeemed. In addition to the formula, certain judgments are made with regard to various denominations and souvenir chips. The outstanding chip liability is included in accrued other liabilities on the combined balance sheets.

Loyalty Program—The Companies offer programs whereby participating customers can accumulate points for wagering that can be redeemed for credits for free play on slot machines, food and beverage, merchandise and in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the retail value of such benefits owed to the customer and recognized as departmental revenue based on where such points are redeemed, upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

For purposes of allocating the transaction price in a wagering contract between the wagering performance obligation and the obligation associated with the loyalty points earned, the Companies allocate an amount to the loyalty point liability based on the stand-alone selling price of the points earned, which is determined by the value of a point that can be redeemed for a non-gaming good or service. An amount is allocated to the gaming wager performance obligation using the residual approach as the stand-alone price for wagers is highly variable and no set established price exists for such wagers. The allocated revenue for gaming wagers is recognized when the wagers occur as all such wagers settle immediately. The loyalty point liability is deferred and recognized as revenue when the customer redeems the points for the non-gaming good or service at the time such goods or services are delivered to the customer.

Casino Revenue and Pari-Mutuel Commissions—The Companies recognize as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives. Pari-mutuel commissions consist of commissions earned from thoroughbred and harness racing and importing of simulcast signals from other race tracks and are recognized at the time wagers are made. Such commissions are a designated portion of the wagering handle as determined by state racing commissions and are shown net of the taxes assessed by state and local agencies, as well as purses and other contractual amounts paid to horsemen associations. The Companies recognize revenues from fees earned through the exporting of simulcast signals to other race tracks at the time wagers are made and recorded on a gross basis. Such fees are based upon a predetermined percentage of handle as contracted with the other race tracks.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Gaming wager contracts involve two performance obligations for those customers earning points under the Companies’ loyalty program and a single performance obligation for customers who don’t participate in the program. The Companies apply a practical expedient by accounting for its gaming contracts on a portfolio basis as such wagers have similar characteristics and the Companies reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio to not differ materially from that which would result if applying the guidance to an individual wagering contract.

Complimentaries—The Companies offer discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage and other services provided to customers, including loyalty point redemptions, is recognized in revenues when the goods or services are transferred to the customer. Complimentaries provided by third parties at the discretion and under the control of the Companies is recorded as an expense when incurred. The Companies’ revenues included complimentaries and loyalty point redemptions of $9,925 and, $14,195 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

Non-gaming Revenue—Hotel, food and beverage and other operating revenues are recognized as services are performed. The transaction price for hotel, food and beverage contracts is the net amount collected from the customer for such goods and services. Food and beverage services have been determined to be separate, stand-alone performance obligations and the transaction price for such contracts is recorded as revenue as the good or service is transferred when the delivery is made for the food and beverage. The Companies also provide goods and services that may include multiple performance obligations, such as for packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising—Advertising costs are expensed the first time the related advertisement appears. Total advertising costs, including direct mail costs, was $1,657 and $3,592 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

Income Taxes  –The Companies, as either a wholly-owned corporate subsidiary or as disregarded entities (single member LLCs) of ERI, file U.S. and state income tax returns as part of the ERI consolidated group.  The Parent is ultimately responsible for the taxes payable of the combined group.  For these financial statements, the federal and state tax was computed as if each entity filed on a separate, stand-alone basis, only in the jurisdiction in which the property is located.  Each Company was treated as a taxable C corporation, and the tax expense and associated payable were recorded on each separate entity’s books.  The Company made no income tax payments to the Parent during the year. The period ending September 30, 2019 was treated as a short period for income tax purposes.

Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes (ASC 740). ASC 740 requires the recognition of deferred income tax liabilities and deferred income tax assets for the difference between the book basis and tax basis of assets and liabilities. Recognizable future tax benefits are subject to a valuation allowance, unless such tax benefits are determined to be more likely than not realizable. The Companies have recorded valuation allowances related to certain temporary differences that would create capital losses upon settlement. The Companies recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Under the applicable accounting standards, the Companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The accounting standards also provide guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and disclosure requirements for uncertain tax positions. The Companies have recorded no liability associated with uncertain tax positions at September 30, 2019 and December 31, 2018.

Allowance for Doubtful Accounts—The Companies reserve for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

Pronouncements Implemented in 2019

In February 2016 (as amended through December 2018), the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02 codified as ASC 842, Leases, (“ASC 842”) which addresses the recognition and measurement of leases. Under the new guidance, for all leases, at the commencement date, lessees were required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease. The liability is measured on a discounted basis.  Lessees also recognized a right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. The effective date was for annual and interim periods beginning after December 15, 2018. ASC 842 required a transition adoption election using either 1) a modified retrospective approach with periods prior to the adoption date being recast or 2) a prospective approach with a cumulative-effect adjustment recognized to the opening balance of retained earnings on the adoption date with prior periods continuing to be reported under prior lease accounting guidance.

The Companies adopted ASC 842 on January 1, 2019 using the prospective approach, and therefore, comparative periods will continue to be reported under prior lease accounting guidance. The Companies elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allowed us to carry forward the historical lease identification, lease classification and treatment of initial direct costs for leases entered into prior to January 1, 2019. The Companies also made an accounting policy election to not record short-term leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets. The Companies also elected to not adopt the hindsight practical expedient for determining lease terms.

The Companies’ operating leases, in which the Companies are the lessee, are recorded on the balance sheet as a ROU asset with a corresponding lease liability. The lease liability will be remeasured each reporting period with a corresponding change to the ROU asset.  The adoption of this guidance did not have an impact on net income.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses, which amends the guidance on the impairment of financial instruments. This update adds an impairment model (known as the current expected credit losses model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes, as an allowance, its estimate of expected credit losses. The effective date for this update is for the annual and interim periods beginning after December 15, 2019 and early adoption is permitted beginning after December 15, 2018. The Companies are currently evaluating the impact of adopting this guidance on the financial statements.

3. Leases

The Companies’ management determines if a contract is or contains a lease at inception or modification of a contract. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both (a) the right to obtain substantially all of the economic benefits from the use of the asset and (b) the right to direct the use of the asset.

Finance and operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the expected lease term at commencement date. As the implicit rate is not determinable in most of the Companies’ leases, management uses the ERI’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The expected lease terms include options to extend or terminate the lease when it is reasonably certain the Companies will exercise such options. Lease expense for operating leases with minimum lease payments is recognized on a straight-line basis over the expected lease term.

The Companies’ lease arrangements have lease and non-lease components. For leases in which the Companies’ are the lessee, the Companies account for the lease components and non-lease components as a single lease component for all classes of underlying assets. Leases, in which the Companies are the lessor, are substantially all accounted for as operating leases and the lease components and non-lease components are accounted for separately, which is consistent with the Companies; historical accounting. Leases with an expected or initial term of 12 months or less are not accounted for on the balance sheet and the related lease expense is recognized on a straight-line basis over the expected lease term.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

The Companies’ have operating leases for various real estate and equipment. Certain of the Companies’ are lease agreements include rental payments based on a percentage of sales over specified contractual amounts, rental payments adjusted periodically for inflation and rental payments based on usage. The Companies’ leases include options to extend the lease term one month to one year.

Leases recorded on the balance sheet consist of the following:

Leases	Classification on the Balance Sheet	September 30, 2019
Assets:
Operating lease ROU assets	Other assets, net	$496
Liabilities:
Current:
Operating	Accrued other liabilities	$231
Noncurrent:
Operating	Other long term liabilities	$265

Other information related to lease terms and discount rates are as follows as of September 30, 2019:

Weighted Average Remaining Lease Term
Operating leases	2.5 years
Weighted Average Discount Rate
Operating leases(1)	5.46%

(1)	Upon adoption of the new lease standard, discount rates used for existing operating leases were established on January 1, 2019.

Lease expense for the year ended December 31, 2018 was $2,671.

The components of lease expense are as follows for the nine months ended September 30, 2019:

Operating lease cost:
Operating lease cost	$249
Short-term and variable lease cost	1,802
Total lease cost	$2,051

Supplemental cash flow information related to leases is as follows for the nine months ended September 30, 2019:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$2,051

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Maturities of lease liabilities are summarized as follows:

Year ending December 31,
2019 (excluding the nine months ended September 30, 2019)	$77
2020	224
2021	176
2022	78
Total future minimum lease payments	555
Less: amount representing interest	(59)
Present value of future minimum lease payments	496
Less: current lease obligations	(231)
Long-term lease obligations	$265

4. Property and Equipment, Net

Property and equipment, net consists of the following at:

The Companies recorded depreciation expense of $11,265 and $17,248 during the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

5. Intangible Assets, net and Other Long Term Assets

Intangible assets, net, include the following amounts:

	September 30, 2019	December 31, 2018	Useful Life

Goodwill	$40,920	$40,920	Indefinite

Gaming licenses	$115,400	$115,400	Indefinite
Trade names	11,500	11,500	Indefinite
Trade names	1,700	1,700	3.5 years
Player loyalty programs	3,159	3,159	3 years
Subtotal	131,759	131,759
Accumulated amortization trade names	(1,700)	(1,700)
Accumulated amortization player loyalty programs	(2,884)	(2,466)
Total gaming licenses and other intangible assets, net	$127,175	$127,593

Gaming licenses represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Companies have determined that they have indefinite useful lives.

Goodwill represents the excess of the purchase price of acquiring MPI, Cape Girardeau and Caruthersville over the fair market value of the net assets acquired.

Amortization expense with respect to trade names and loyalty program for the nine months ended September 30, 2019 and for the year ended December 31, 2018 totaled $418 and $624, respectively, which is included in depreciation and amortization in the combined statements of operations. Such amortization expense is expected to be $140 and $134 for the remainder for 2019 and for the year ended December 31, 2020, respectively.

On October 1, 2018 and September 30, 2019 the Companies performed their annual impairment tests of its intangible assets by reviewing each of their reporting units. During the impairment test, no reporting units were noted to have a carrying value in excess of fair value. As a result, no impairments were indicated as a result of this testing for goodwill.

Other assets, net

Other assets, net, include the following amounts:

	September 30, 2019	December 31, 2018
Non-operating real property	$9,775	$9,922
Right to use asset	496	—
Other	77	107
Total other assets, net	$10,348	$10,029

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

6.  Income Taxes

The Companies, as either a wholly-owned corporate subsidiary or as disregarded entities (single member LLCs) of ERI, file U.S. and state income tax returns as part of the ERI consolidated group. The Parent is ultimately responsible for the taxes payable of the combined group.  For these financial statements, the federal and state tax was computed as if each entity filed on a separate, stand-alone basis, only in the jurisdiction in which the property is located.  The Companies are treated as a taxable C corporation, and the tax expense and associated payable were recorded on each separate entity’s books.  The Companies made no income tax payments to the Parent during the year.  The period ending September 30, 2019 was treated as a short period for income tax purposes.

The components of the Companies’ provision for income taxes for the nine months ended September 30, 2019 and year ended December 31, 2018 are presented below.

	September 30, 2019	December 31, 2018
Current:
Federal	$3,921	$5,479
State	759	1,069
Total current	4,680	6,548
Deferred:
Federal	451	(922)
State	511	(1,194)
Total deferred	962	(2,116)
Income tax expense	$5,642	$4,432

The following is a reconciliation of the statutory federal income tax rate to the Companies’ effective tax rate:

	Nine months ended September 30, 2019	Year ended December 31, 2018
Federal statutory rate	21.0%	21.0%
State and local taxes	3.7%	3.8%
State tax rate adjustment	0.1%	(4.1)%
Tax credits	(0.6)%	(0.8)%
Valuation allowance	0.1%	0.2%
Other	0.9%	0.8%
Effective income tax rate	25.2%	20.9%

For the nine months ended September 30, 2019 and the year ended December 31, 2018, the difference between the effective rate and the statutory rate is attributable primarily to state taxes. In 2018, the state of Missouri reduced its tax rate from 6.25% to 4.00%, effective for tax year 2020 and later.  The rate reduction applied to our net deferred tax liabilities resulted in a tax provision benefit of $872.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

A valuation allowance is recognized if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax asset will not be realized. Management must analyze all available positive and negative evidence regarding realization of the deferred tax assets and make an assessment of the likelihood of sufficient future taxable income. The Companies continue to provide for a valuation allowance against net federal and state deferred tax assets associated with non-operating land, the sale of which could result in capital losses that can only be offset against capital gains.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Companies’ net deferred taxes related to continuing operations are as follows:

	September 30, 2019	December 31, 2018
Deferred tax assets:
Loss carryforwards	$1,101	$1,396
Accrued expenses	463	629
Fixed assets	4,507	4,900
Other	101	74
	6,172	6,999
Deferred tax liabilities:
Identified intangibles	(31,525)	(31,599)
Other	(651)	(472)
	(32,176)	(32,071)
Valuation allowance	(145)	(115)
Net deferred tax liabilities	$(26,149)	$(25,187)

As of September 30, 2019, the Company had state net operating loss carryforwards of $21.4 million, which begin to expire with the filing of the 2019 tax return.

Utilization of net operating losses, tax credits, and other carryforwards are subject to annual limitations due to ownership changes as provided by the Internal Revenue Code of 1986, as amended and similar state provisions. An ownership change is defined as a greater than 50% change in ownership by 5% stockholders in any three‑year period. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, the Companies had a “change in ownership” event that limits the utilization of net operating losses, tax credits, and other carryforwards that were previously available to the MPI to offset future taxable income. The “change in ownership” event occurred on September 19, 2014 in connection with the MPI merger with Eldorado Resorts, Inc. This limitation resulted in no significant loss of federal attributes, but did result in significant loss of state attributes. The state net operating losses, tax credits and other carryforwards are stated net of limitations.

As of September 30, 2019 and December 31, 2018, there were no unrecognized tax benefits and the Companies does not expect a significant increase or decrease to the total amounts of unrecognized tax benefits within the next twelve months. The Companies recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

With few exceptions, the Companies are no longer subject to federal or state and local tax examinations by tax authorities for years before 2016.

7. Employee Benefit Plan

401(K) Plan—The Companies’ participate in a 401(k) plan sponsored by ERI covering substantially all of the Companies employees. The Companies’ contribution expense related to this plan was $128 and $95 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.  This plan allows for an employer contribution up to 50 percent of the first six percent of each participating employee’s contribution, subject to statutory and certain other limits.

8.  Related Party Transactions

Net parent investment—Net parent investments primarily arise from cash transfers between the Companies and ERI related to casino operations.

Intercompany Debt—Cape Girardeau has a revolving note with ERI that bears interest, payable monthly, at the fixed rate of 9% per annum.  The Credit Agreement has a termination date of May 1, 2021, and all amounts outstanding under the note are payable on that date.  Interest expense on the note was $1,683 and $2,254 for the nine months ended September 30, 2019, and the year ended December 31, 2018.  In December 2019, the outstanding balance of $25,000 was forgiven by ERI.

Overhead charges and management fee—The Companies have a shared services agreements with ERI.  Under the agreements, the Companies are charged a fixed overhead rate to cover information systems, marketing, e-commerce and other corporate activities.  The Companies expensed $1,922 and $3,325 in overhead charges during the nine-month ended September 30, 2019 and the year ended December 31, 2019, respectively, which is included in general and administrative expense in the combined statement of operations.   In addition, under the agreements,  ERI provides certain management, administrative and corporate services to the Companies in exchange for a fee. The Companies expensed $4,090 and $5,330 for shared services during the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively, which was included in management fees in the combined statements of operations.

Insurance—ERI and certain of its subsidiaries, including the Cape Girardeau and Caruthersville, have established a captive insurance company, Capri Insurance Companies (the “Captive”). The Captive underwrites the self-insured portion of the workers’ compensation and general liability claims and charges an annual insurance premium to the Cage Girardeau and Caruthersville for first layer claims exposure up to the $500 stop-loss amounts.  Cape Girardeau and Caruthersville paid the Captive  $406 and $585 related to premiums for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively and is included in general and administrative expense in the statement of operations.

9.  Commitments and Contingencies

Litigation—The Companies are engaged in various litigation matters. Although the ultimate liability of this litigation and these claims cannot be determined at this time, the Companies believe there will not be a material adverse effect on the Companies’ financial position or results of operations.

COMBINED FINANCIAL STATEMENTS OF MOUNTAINEER PARK, INC.

IOC-CAPE GIRARDEAU, LLC and IOC-CARUTHERSVILLE, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in thousands)

Agreements with Horsemen and Pari-mutuel Clerks— The Federal Interstate Horse Racing Act and the state racing laws in West Virginia require that, in order to simulcast races, MPI has written agreements with the horse owners and trainers at those racetracks. In addition, in order to operate slot machines in West Virginia, MPI is required to enter into written agreements regarding the proceeds of the slot machines (a “proceeds agreement”) with a representative of a majority of the horse owners and trainers and with a representative of a majority of the pari‑mutuel clerks. MPI is required to have a proceeds agreement in effect on July 1 of each year with the horsemen and the pari‑mutuel clerks as a condition to renewal of our video lottery license for such year. If the requisite proceeds agreement is not in place as of July 1 of a particular year, MPI’s application for renewal of its video lottery license could be denied, in which case MPI would not be permitted to operate either its slot machines or table games. In Ohio, MPI must have an agreement with the representative of the horse owners. MPI has all the requisite agreements in place referenced in this sub section at MPI. Certain agreements referenced above may be terminated upon written notice by either party.

10.  Subsequent Event

The Company has evaluated all material subsequent events up to January 31, 2020, the date the financial statements were available for issuance. During this period, there were no events, other than the sale disclosed in Note 1 and the forgiveness of debt disclosed in Note 8 that required recognition or disclosure in the financial statements.